EXHIBIT 16

                       SCHNEIDER EHRLICH & WENGROVER LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                      TEL: (516) 495-0400 FAX: (516) 486-0414

JERRY SCHNEIDER, CPA                                    MEMBERS
DEAN HILTZIK, CPA                             AMERICAN INSTITUTE OF CPAs
MORDECAI LERER, CPA                              SEC PRACTICE SECTION
TERRY L. EHRLICH, CPA                        NEW YORK STATE SOCIETY OF CPAs
HARRIET GREENBLATT, CPA                                 -------
BERNARD WENGROVER, CPA                             757 THIRD AVENUE
ARTHUR M. ROSENSTEIN, CPA                        NEW YORK, NEW YORK 10017
HAROLD HILTZIK, CPA                                TEL: (212) 564-4330


January 7, 1998


Jeffrey Binder, Chairman
TelMed, Inc.
9350 S. Dixie Highway, Suite 1220
Miami, FL 33156

Dear Mr. Binder:

We have read the information contained in Form 8-K dated December 22, 1997 of TelMed, Inc., Commission File No. 0-20438. We do not disagree with any of the information contained therein.

Yours truly,

/s/ SCHNEIDER EHRLICH & WENGROVER LLP
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Schneider Ehrlich & Wengrover LLP

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